Exhibit 4.2

EXECUTION VERSION

CONSOL ENERGY INC.,

as Issuer

and the Subsidiary Guarantors named herein

8.25% Senior Notes Due 2020

INDENTURE

Dated as of April 1, 2010

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK,

as Trustee

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.08; 7.10
	(c)	NA.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	13.03
	(c)	13.03
313	(a)	7.06
	(b)(1)	7.06
	(b)(2)	7.06
	(c)	13.02
	(d)	7.06
314	(a)	4.02; 4.11; 13.02
	(b)	N.A.
	(c)(1)	2.02; 13.04
	(c)(2)	2.02; 13.04
	(c)(3)	N.A.
	(d) (e)	N.A. 13.05
315	(f) (a)	N.A. 7.01
	(b)	7.05; 13.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a)(last sentence)	13.06
	(a)(l)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
317	(c) (a)(1)	N.A. 6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	13.01
	(b)	N.A.
	(c)	N.A.

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

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-ii-

-iii-

EXHIBIT INDEX

Exhibit A – Form of Initial Security
Exhibit B – Form of Exchange Security
Exhibit C – Form of Transferee Letter of Representation
Exhibit D – Form of Supplemental Indenture

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INDENTURE dated as of April 1, 2010, among CONSOL ENERGY INC., a Delaware corporation (the “Company”), certain of the Company’s subsidiaries signatory hereto (each, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”) and THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) $1,250,000,000 aggregate principal amount of the Company’s 8.25% Senior Notes due 2020 issued on the Issue Date (the “Initial Securities”), and (ii) exchange notes issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement or pursuant to an effective registration statement under the Securities Act (the “Exchange Securities”) and (iii) Additional Securities issued from time to time as either Initial Securities or Exchange Securities (together with the Initial Securities and any Exchange Securities, the “Securities”):

ARTICLE 1

Definitions and Incorporation by Reference

Section 1.01. Definitions.

“2012 Notes” means the $250.0 million aggregate principal amount of the Company’s 7.875% Notes due 2012 outstanding on the Issue Date.

“2017 Indenture” means the indenture dated as of April 1, 2010 pursuant to which the 2017 Securities were issued.

“2017 Securities” means the $1,500.0 million of the Company’s 8.00% Senior Notes due 2017 issued on the Issue Date and the exchange securities issued in exchange therefor, pursuant to the Registration Rights Agreement.

“Acquisition” means the proposed acquisition, by CONSOL Energy Holdings LLC VI of (i) all of the issued and outstanding shares of Dominion Exploration & Production, Inc. from Dominion Resources, Inc., (ii) all of the issued and outstanding shares of Dominion Reserves, Inc. from Dominion Energy, Inc. and (iii) certain interests in oil and gas properties, rights and related assets from Dominion Transmission, Inc.

“Acquisition Agreement” means the Purchase and Sale Agreement dated as of March 14, 2010 by and among Dominion Resources, Inc., Dominion Transmissions, Inc. and Dominion Energy, Inc., as sellers and Consol Energy Holdings LLC VI, as purchaser.

“Additional Assets” means (i) any property or assets (other than Indebtedness and Capital Stock) in a Permitted Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a non-controlling interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in a Permitted Business.

“Additional Interest” has the meaning given to such term and similar terms (including “Liquidated Damages”) in the Registration Rights Agreement relating to amounts paid in the event the Company fails to satisfy certain conditions set forth therein. For all purposes of this Indenture, the term “interest”, with respect to the Securities, shall include Additional Interest, if any, with respect to the Securities.

“Additional Securities” means, subject to the Company’s compliance with Section 4.03, 8.25% Senior Notes Due 2020 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.06, 2.07, 2.09, 3.06 or 9.05 of this Indenture and other than Exchange Securities).

“Adjusted Consolidated Net Tangible Assets” or “ACNTA” means (without duplication), as of the date of determination, (a) the sum of (i) the discounted future net revenue from proved crude oil and natural gas reserves of the Company and the Subsidiary Guarantors calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of the Company’s most recently completed fiscal year, which reserve report is prepared or reviewed by independent petroleum engineers, as increased by, as of the date of determination, the discounted future net revenue of (A) estimated proved crude oil and natural gas reserves of the Company and the Subsidiary Guarantors attributable to acquisitions consummated since the date of such year-end reserve report, and (B) estimated crude oil and natural gas reserves of the Company and the Subsidiary Guarantors attributable to extensions, discoveries and other additions and upward determinations of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior year end) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such year-end reserve report which would, in the case of determinations made pursuant to clauses (A) and (B), in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenue attributable to (C) estimated proved crude oil and natural gas reserves of the Company and the Subsidiary Guarantors reflected in such year-end reserve report produced or disposed of since the date of such year-end reserve report and (D) reductions in the estimated crude oil and natural gas reserves of the Company and the Subsidiary Guarantors reflected in such year-end reserve report since the date of such year-end reserve report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report which would, in the case of determinations made pursuant to clauses (C) and (D), in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided, however that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company’s engineers, except that if as a result of such acquisitions, dispositions, discoveries, extensions or revisions, there is a Material Change which is an increase, then such increases and decreases in the discounted future net revenue shall be confirmed in writing by an independent petroleum engineer, (ii) the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (iii) the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial statements of other tangible assets of the Company and the Subsidiary Guarantors (including coal assets but excluding crude oil and natural gas properties) as of a date no earlier than the date of the Company’s latest audited financial statements, minus (b) to the extent not otherwise taken into account in the immediately preceding clause (a), the sum of (i) non-controlling interests, (ii) any coal or natural gas balancing liabilities of the Company and the Subsidiary Guarantors reflected in the Company’s latest audited financial statements, and (iii) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties. Notwithstanding the foregoing, for the purposes of calculating ACNTA pursuant to Section 4.03 (b)(2), all references to the “Company” shall be deemed to refer to the borrower (such entity, the “Subsidiary Borrower”) under such Credit Facility permitted by Section 4.03 (b)(2), all references to the “Subsidiary Guarantors” shall be deemed to be references to the subsidiaries of the Subsidiary Borrower that are Restricted Subsidiaries and all references to the Company’s financial statements in clauses (a)(ii), (a)(iii) and (b)(ii) above and to the Company’s reserve reports in clause (b)(iii) above shall be deemed to be a reference to the Subsidiary Borrower’s financial statements and reserve reports, respectively, each calculated on a consolidated basis with each subsidiary of the Subsidiary Borrower that is a Restricted Subsidiary.

“Affiliate,” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of Sections 4.05, 4.07 and 4.08 only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary. Notwithstanding the foregoing, none of the following shall be deemed to be an Asset Disposition: (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (2) for purposes of Section 4.07 only, a disposition that constitutes a Restricted Payment permitted by Section 4.05, a disposition of all or substantially all the assets of the Company in compliance with Section 5.01 or a disposition that constitutes a Change of Control pursuant to clause (iv) of the definition thereof, (3) the abandonment, farm-out, lease or sublease of developed or undeveloped crude oil and natural gas properties in the ordinary course of business, (4) the trade or exchange by the Company or any Restricted Subsidiary of any crude oil and natural gas property owned or held by the Company or such Restricted Subsidiary for any crude oil and natural gas property owned or held by another Person, (5) the sale or transfer of hydrocarbons or other mineral products or surplus or obsolete equipment, (6) a sale, contribution, conveyance or other transfer of Receivables and related assets of the type specified in the definition of Qualified Receivables Transaction by or to a Receivables Subsidiary in a Qualified Receivables Transaction, and (7) a single transaction or series of related transactions that involve the disposition of assets with a fair market value of less than $10.0 million.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the Sale/Leaseback Transaction, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

“Board of Directors” means the Board of Directors of the Company or, other than for purposes of the definition of Change of Control, any committee thereof duly authorized to act on behalf of such Board.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“CNX Gas” means CNX Gas Corporation, a Delaware corporation.

“Change of Control” means the occurrence of any of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have “beneficial ownership” of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (i), such person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such person is the beneficial owner (as defined in this clause (i)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation);

(ii) during any period of two consecutive years from and after the Issue Date, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

(iii) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company; or

(iv) (a) all or substantially all of the assets of the Company and the Restricted Subsidiaries are sold or otherwise transferred to any Person other than a Wholly-Owned Subsidiary or (b) the Company consolidates or merges with or into another Person or any Person consolidates or merges with or into the Company, in either case under this clause (4), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Company immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing a majority of the total voting power of the Voting Stock of the Company or the surviving or transferee Person.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the party named as such in the preamble to this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

“Consolidated Coverage Ratio,” as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however that (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, then EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing

Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition (including by way of lease) of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

“Consolidated Current Liabilities” as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which would properly be classified as current liabilities (including taxes accrued as estimated) on a consolidated balance sheet of the Company and its Restricted Subsidiaries at such date, after eliminating (i) all intercompany items between the Company and any Restricted Subsidiary and (ii) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to Capital Lease Obligations and imputed interest with respect to Attributable Debt, (ii) capitalized interest, (iii) non-cash interest expense, (iv) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (v) net costs (including amortization of fees and up-front payments) associated with interest rate caps and other interest rate and currency options that, at the time entered into, resulted in the Company and its Restricted Subsidiaries being net payees as to future payouts under such caps or options, and interest rate and currency swaps and forwards for which the Company or any of its Restricted Subsidiaries has paid a premium, (vi) dividends (excluding dividends paid in shares of Capital Stock which is not Disqualified Stock) in respect of all Disqualified Stock held by Persons other than the Company or a Wholly Owned Subsidiary and (vii) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary or secured by a Lien on assets of the Company or any Restricted Subsidiary to the extent such Indebtedness constitutes Indebtedness of the Company or any Restricted Subsidiary (whether or not such Guarantee or Lien is called upon); provided, however, “Consolidated Interest Expense” shall not include any (x) amortization of costs relating to original debt issuances other than the amortization of debt discount related to the issuance of zero coupon securities or other securities with an original issue price of not more than 90% of the principal thereof and (y) Consolidated Interest Expense with respect to any Indebtedness Incurred pursuant to Section 4.03(b)(8).

“Consolidated Net Income” means, for any period, the net income of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however that there shall not be included in such Consolidated Net Income: (i) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (ii) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (ii) below) and (B) the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income; (ii) any net income of any Restricted Subsidiary (other than a Subsidiary Guarantor) if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iii) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iii) any gain or loss realized upon the sale or other disposition of any assets of the Company or its Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person; (iv) extraordinary gains or losses; (v) any non-cash compensation expense realized for grants of performance shares, stock options or stock awards to officers, directors and employees of the Company or any of its Restricted Subsidiaries; and (vi) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purposes of Section 4.05 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.05(a)(3)(D).

“Consolidated Net Tangible Assets”, as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of: (i) non-controlling interests in Restricted Subsidiaries held by Persons other than the Company or a Restricted Subsidiary; (ii) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors; (iii) any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied; (iv) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (v) treasury stock; (vi) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and (vii) Investments in and assets of Unrestricted Subsidiaries.

“Credit Agreement” means the Amended and Restated Credit Agreement among CONSOL Energy Inc., as Borrower, the guarantors party thereto, the lenders party thereto and PNC Bank, National Association and Citicorp North America, Inc., as Co-Administrative Agents and certain other financial institutions, dated June 27, 2007, as amended, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced, refinanced or increased in whole or in part from time to time.

“Credit Facilities” means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including the Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, production payments, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock of a Person or any of its Restricted Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part or (c) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock, on or prior to, in the case of clause (a), (b) or (c), 91 days after the Stated Maturity of the Securities. Notwithstanding the preceding sentence, (1) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock so long as the right to have such Capital Stock repurchased up a change of control or asset sale are no more favorable to the holders thereof than the requirements set forth in Sections 4.07 and 4.09, (2) any Capital Stock issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; and (3) any Capital Stock held by any future, current or former employee, director, manager or consultant (or their respective trusts, estates, investment funds, investment vehicles or immediate family members) of the Company, any of its Subsidiaries or any parent in each case upon the termination of employment or death of such person pursuant to any stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

“EBITDA” for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus, to the extent deducted in calculating such Consolidated Net Income: (a) provision for taxes based on income or profits, (b) depletion and depreciation expense, (c) amortization expense, (d) exploration expense (if applicable to the Company after the Issue Date) and (e) all other non-cash charges, including non-cash charges taken pursuant to the “Derivatives and Hedging” topic of the FASC (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period except such amounts as the Company determines in good faith are nonrecurring or represents a write-off, write-down or reserve with respect to a current asset), minus all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it (x) will result in the receipt of cash payments in any future period or (y) represents the reversal of any accrual, or cash reserve for, anticipated cash expenditures in any prior period where such accrual or reserve is no longer required). Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depletion, depreciation, amortization, exploration and other non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

“Escrow Agent” means The Huntington National Bank.

“Escrow Agreement” means that certain Escrow, Security and Control Agreement dated as of April 1, 2010 among the Company, the Subsidiary Guarantors, the Trustee and the Escrow Agent.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Receivables Financing” means the receivables financing and related transactions in connection with (i) that certain Amended and Restated Receivables Purchase Agreement, dated as of April 30, 2007, by and among the Company, CNX Funding Corporation and the other parties from time to time party thereto, and (ii) that certain Purchase and Sale Agreement, dated as of April 30, 2003, by and among CNX Funding Corporation, the Company and the other parties from time to time party thereto, in each case as amended, restated, renewed supplemented or otherwise modified from time to time.

“FASC” means Financial Accounting Standards Codification issued by the Financial Accounting Standards Board.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America; or

(3) solely for purposes of the Escrow Agreement, shares in any money market funds (including those of the Trustee or any of its Affiliates) that invest in short-term money market instruments that consist of U.S. Government obligations and repurchase agreements collateralized by U.S. Government obligations;

which, in any case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Guarantee” means, without duplication, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantee Agreement,” means a supplemental indenture, substantially in the form attached hereto as Exhibit D, pursuant to which a Subsidiary Guarantor or any other Person becomes subject to the applicable terms and conditions of this Indenture.

“Hedging Contract” means any purchase or hedging agreement or arrangement related to the purchase of coal, oil and gas or other commodity used in the ordinary course of business, in each case, that is designed to provide protection against coal, oil and gas or other commodity price fluctuations.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Hedging Contract, Interest Rate Agreement or Currency Agreement.

“Holder” or “ Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

“Indebtedness,” means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property (which purchase price is due more than six months after the date of taking delivery of title to such property), including all obligations of such Person for the deferred purchase price of property under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding any accrued dividends); (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such first-mentioned Person (whether or not such obligation is assumed by such first-mentioned Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, assuming the contingency giving rise to the obligation was to have occurred on such date, of any Guarantees outstanding at such date.

None of the following shall constitute Indebtedness: (i) indebtedness arising from agreements providing for indemnification or adjustment of purchase price or from guarantees securing any obligations of the Company or any of its Subsidiaries pursuant to such agreements, incurred or assumed in connection with the disposition of any business, assets or Subsidiary of the Company, other than guarantees or similar credit support by the Company or any of its Subsidiaries of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; (ii) any trade payables or other similar liabilities to trade creditors and other accrued current liabilities incurred in the ordinary course of business as the deferred purchase price of property; (iii) any liability for Federal, state, local or other taxes owed or owing by such Person; (iv) amounts due in the ordinary course of business to other royalty and working interest owners; (v) obligations arising from guarantees to suppliers, lessors, licensees, contractors, franchisees or customers incurred in the ordinary course of business; (vi) obligations (other than express Guarantees of indebtedness for borrowed money) in respect of Indebtedness of other Persons arising in connection with (A) the sale or discount of accounts receivable, (B) trade acceptances and (C) endorsements of instruments for deposit in the ordinary course of business; (vii) obligations in respect of performance bonds provided by the Company or its Subsidiaries in the ordinary course of business and refinancing thereof; (viii) obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such obligation is extinguished within two Business Days of its Incurrence; (ix) obligations in respect of any obligations under workers’ compensation laws and similar legislation; (x) any obligation in respect of any Hedging Contract; and (xi) any unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of the “Derivatives and Hedging” topic of the FASC).

“Indenture”“ means this Indenture as amended or supplemented from time to time, including the provisions of the TIA that are deemed to be apart of and govern this Indenture and any supplemental indenture, respectively.

“Interest Rate Agreement” means any non-speculative interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers or joint interest partners or drilling partnerships sponsored by the Company or any Restricted Subsidiary in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary, or any Restricted Subsidiary issues any Capital Stock, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the fair market value of the Capital Stock of and all other Investments in such Restricted Subsidiary retained. For purposes of the definition of “Unrestricted Subsidiary”, the definition of “Restricted Payment” and Section 4.05, (i) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

“Investment Grade Rating” means a rating of Baa3 or better by Moody’s and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Securities for reasons outside of the control of the Company, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Issue Date” means April 1, 2010.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Material Change” means an increase or decrease (excluding changes that result solely from changes in prices and changes resulting from the Incurrence of previously estimated future development costs) of more than 25% during a fiscal quarter in the discounted future net revenues from proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (a)(i) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following shall be excluded from the calculation of Material Change: (i) any acquisitions during the fiscal quarter of oil and gas reserves that have been estimated by independent petroleum engineers and with respect to which a report or reports of such engineers exist and (ii) any disposition of properties existing at the beginning of such fiscal quarter that have been disposed of in compliance with Section 4.07.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of (i) all legal, title and recording tax expenses, commissions and other fees (including financial and other advisory fees) and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to non-controlling interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, initial purchasers’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Working Capital” means (a) all current assets of the Company and its Restricted Subsidiaries minus (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case, determined in accordance with GAAP.

“Non-recourse Purchase Money Indebtedness” means Indebtedness (other than Capital Lease Obligations) of the Company or any Subsidiary Guarantor incurred in connection with the acquisition by the Company or such Subsidiary Guarantor in the ordinary course of business of fixed assets used in a Permitted Business (including office buildings and other real property used by the Company or such Subsidiary Guarantor in conducting its operations) with respect to which (i) the holders of such Indebtedness agree that they shall look solely to the fixed assets so acquired which secure such Indebtedness, and neither the Company nor any Restricted Subsidiary (a) is directly or indirectly liable for such Indebtedness or (b) provides credit support, including any undertaking, Guarantee, agreement or instrument that would constitute Indebtedness (other than the grant of a Lien on such acquired fixed assets), and (ii) no default or event of default with respect to such Indebtedness would cause, or permit (after notice or passage of time or otherwise), any holder of any other Indebtedness of the Company or a Subsidiary Guarantor to declare a default or event of default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity.

“Obligations” means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

“Offering Memorandum” means the offering memorandum, dated as of March 25, 2010, relating to the Securities.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman of the Board, Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of a Person.

“Officers’ Certificate” means a certificate signed by two Officers.

“Oil and Gas Liens” means (i) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for “development” shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests); (ii) Liens on an oil or gas producing property to secure obligations Incurred or guarantees of obligations Incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property; (iii) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, joint operating agreements or similar agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, master limited partnership agreements, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the oil and gas business; provided, however, that in all instances such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract; and (iv) Liens on pipelines or pipeline facilities that arise by operation of law.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

“Pari Passu Indebtedness” means any Indebtedness of the Company or any Subsidiary Guarantor that ranks pari passu in right of payment with the Securities or the Subsidiary Guarantees, as applicable.

“Permitted Business” means the business conducted by the Company and its Subsidiaries on the Issue Date, any business that is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the Issue Date and any business of a nature that is or shall have become (i) related to the extraction, processing, storage, distribution or use of fuels or minerals, including, without limitation, coal gasification, coal liquefaction, natural gas, liquefied natural gas, coalbed or coal mine methane gas and bitumen from tar sands, as well as the production electricity or other sources of power, such as coal- or natural gas-fueled power generation facilities, wind, solar or hydroelectric power generation facilities or similar activities or (ii) customary in the coal production industry.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in (i) the Company, a Restricted Subsidiary or a Person that shall, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Permitted Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.07; (ix) Investments made pursuant to Hedging Obligations of the Company and the Restricted Subsidiaries; (x) Investments in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness; (xi) in connection with the management of employee benefit trust funds of any Loan Party, Investment of such employee benefit trust funds in Investments of a type generally and customarily used in the management of employee benefit trust funds; and (xii) other Investments (including Investments in joint ventures) in an aggregate amount not to exceed the greater of (a) $250.0 million and (b) 5% of Consolidated Net Tangible Assets, in each case, at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value).

“Permitted Liens” means, with respect to any Person, (a) Liens on assets of (x) the Company and the Subsidiary Guarantors securing Credit Facilities incurred pursuant to Section 4.03(b)(1), (y) the Company and the Subsidiary Guarantors required under Section 4.05 of the indenture for the 2012 Notes (as in effect on the Issue Date) and (z) Restricted Subsidiaries that are not Subsidiary Guarantors securing Credit Facilities incurred pursuant to Section 4.03(b)(2); (b) Liens existing as of the Issue Date; (c) Liens securing the Securities, any Subsidiary Guarantee and other obligations arising under this Indenture (and Liens securing the 2017 Securities, Guarantees of the 2017 Securities and other obligations arising under the 2017 Indenture, to the extent equal and ratable security is given to the Securities, the Subsidiary Guarantees and other obligations under this Indenture); (d) any Lien existing on any property of a Person at the time such Person is merged or consolidated with or into the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary (and not incurred in anticipation of or in connection with such transaction), provided that such Liens are not extended to other property of the Company or the Restricted Subsidiaries;

(e) any Lien existing on any property at the time of the acquisition thereof (and not incurred in anticipation of or in connection with such transaction), provided that such Liens are not extended to other property of the Company or the Restricted Subsidiaries; (f) any Lien incurred in the ordinary course of business incidental to the conduct of the business of the Company or the Restricted Subsidiaries or the ownership of their property including (i) easements, rights of way and similar encumbrances, (ii) rights or title of lessors under leases (other than Capital Lease Obligations), (iii) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or the Restricted Subsidiaries on deposit with or in the possession of such banks, (iv) Liens imposed by law, including Liens under workers’ compensation or similar legislation and mechanics’, carriers’, warehousemen’s, materialmen’s, suppliers’ and vendors’ Liens, (v) Liens incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice and (vi) Oil and Gas Liens, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property (other than trade accounts payable arising in the ordinary course of business); (g) Liens for taxes, assessments and governmental charges not yet due or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP as in effect at such time; (h) Liens incurred to secure appeal bonds and judgment and attachment Liens not constituting a Default, in each case in connection with litigation or legal proceedings that are being contested in good faith by appropriate proceedings, so long as reserves have been established to the extent required by GAAP as in effect at such time; (i) Liens securing Hedging Obligations of the Company and its Restricted Subsidiaries; (j) Liens securing Non-recourse Purchase Money Indebtedness and Capital Lease Obligations incurred pursuant to Section 4.03(b)(7), provided that such Liens attach only to the property acquired with the proceeds of such purchase money Indebtedness or the property which is the subject of such Capital Lease Obligations; (k) Liens securing Non-recourse Purchase Money Indebtedness granted in connection with the acquisition by the Company or any Restricted Subsidiary in the ordinary course of business of fixed assets used in a Permitted Business (including the office buildings and other real property used by the Company or such Restricted Subsidiary in conducting its operations), provided that (i) such Liens attach only to the fixed assets acquired with the proceeds of such Non-recourse Purchase Money Indebtedness and (ii) such Non-recourse Purchase Money Indebtedness is not in excess of the purchase price of such fixed assets; (l) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of decreasing or legally defeasing Indebtedness of the Company or any Restricted Subsidiary so long as such deposit of funds is permitted under Section 4.05; (m) Liens resulting from a pledge of Capital Stock of a Person that is not a Restricted Subsidiary to secure obligations of such Person and any refinancings thereof; (n) Liens to secure any permitted extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to in clauses (b), (c), (d), (e) and (k) above; provided, however, that (i) such new Lien shall be limited to all or part of the same property (including future improvements thereon and accessions thereto) subject to the original Lien and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, the committed amount of the Indebtedness secured by such original Lien immediately prior to such extension, renewal, refinancing, refunding or exchange and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (o) Liens in favor of the Company or a Restricted Subsidiary; (p) claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or real property or other legal process prior to adjudication of a dispute on the merits, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed, (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, or (C) the payment of which is covered in full (subject to customary deductible) by insurance; (q) precautionary filings under the Uniform Commercial Code by a lessor with respect to personal property leased to such Person; (r) Liens on the equity interests or assets of Unrestricted Subsidiaries or any Person who is not a Subsidiary of the Company; (s) Liens on Receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction” Incurred in connection with a Qualified Receivables Transaction; and (t) other Liens not otherwise permitted hereunder with respect to Indebtedness that does not in the aggregate exceed at any one time outstanding the greater of (x) $100.0 million and (y) 2% of Consolidated Net Tangible Assets at the time of Incurrence of any Indebtedness secured by a Lien permitted by this clause (t).

“Permitted Marketing Obligations” means Indebtedness of the Company or any Restricted Subsidiary under letter of credit or borrowed money obligations, or in lieu of or in addition to such letters of credit or borrowed money, guarantees of such Indebtedness or other obligations of the Company or any Restricted Subsidiary by any other Restricted Subsidiary, as applicable, related to the purchase by the Company or any Restricted Subsidiary of hydrocarbons for which the Company or such Restricted Subsidiary has contracts to sell; provided, however, that in the event that such Indebtedness or obligations are guaranteed by the Company or any Restricted Subsidiary, then either (i) the Person with which the Company or such Restricted Subsidiary has contracts to sell has an investment grade credit rating from S&P or Moody’s, or in lieu thereof, a Person guaranteeing the payment of such obligated Person has an investment grade credit rating from S&P or Moody’s, or (ii) such Person posts, or has posted for it, a letter of credit in favor of the Company or such Restricted Subsidiary with respect to all such Person’s obligations to the Company or such Restricted Subsidiary under such contracts.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

The term “principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

“Qualified Receivables Transaction” means the Existing Receivables Financing and any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary in which the Company or any Restricted Subsidiary may sell, contribute, convey or otherwise transfer to (1) a Receivables Subsidiary (in the case of a transfer by the Company or any Restricted Subsidiaries) and/or (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Company or any Restricted Subsidiary, and any related assets, including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Receivables.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Securities for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, as the case may be.

“Receivable” means any indebtedness and other payment obligations owed to the Company, any Restricted Subsidiary or any Receivables Subsidiary, whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each case arising in connection with (a) the sale of goods or the rendering of service or (b) the lease, license, rental or use of equipment, facilities or software, including the obligation to pay any finance charges, fees and other charges with respect thereto.

“Receivables Subsidiary” means a wholly owned Subsidiary of the Company (or another Person formed for the purpose of engaging in a Qualified Receivables Transaction with the Company or a Restricted Subsidiary in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers Receivables) that engages in no activities other than in connection with the financing of Receivables, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and that is designated by the Company’s Board of Directors (as provided below) as a Receivables Subsidiary and (1) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which: (a) is guaranteed by the Company or any Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants, indemnities and performance guarantees customarily entered into in connection with accounts receivables financings), (b) is recourse to or obligates the Company or any Restricted Subsidiary in any way other than pursuant to representations, warranties, covenants and indemnities customarily entered into in connection with accounts receivables financings or (c) subjects any property or asset of the Company or of any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities customarily entered into in connection with accounts receivables financings; (2) with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing Receivables; and (3) with which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such Receivables Subsidiary’s financial condition (other than customary requirements for the maintenance of a minimum net worth) or cause such Receivables Subsidiary to achieve certain levels of operating results. Notwithstanding the foregoing, CNX Funding Corporation shall be deemed to be a Receivables Subsidiary under the Existing Receivables Financing. Any designation of a Receivables Subsidiary by the Company’s Board of Directors after the Issue Date shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced, (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; (iv) if the refinanced Indebtedness was subordinated in right of payment to the Securities or the Subsidiary Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Securities or the Subsidiary Guarantees, as the case may be, at least to the same extent as the refinanced Indebtedness; and (v) if the Indebtedness being Refinanced is Non-recourse Purchase Money Indebtedness, such Refinancing Indebtedness satisfies clauses (i) and (ii) of the definition of “Non-recourse Purchase Money Indebtedness”; provided, further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Restricted Payment” with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (y) dividends or distributions payable solely to the Company or a Restricted Subsidiary, and (z) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than amounts owed to the Company or a Subsidiary Guarantor or the purchase, repurchase or other acquisition of Subordinated Obligations of such Person purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Company, Inc., and its successors.

“Sale/Leaseback Transaction” means an arrangement relating to property owned on the Issue Date or thereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company secured by a Lien.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Stock Offering” means a primary offering, whether public or private, of shares of common stock of the Company.

“Subordinated Obligation” means any Indebtedness of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to, in the case of the Company, the Securities or, in the case of a Subsidiary Guarantor, its Subsidiary Guarantee pursuant to a written agreement to that effect.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means each Subsidiary designated as such on the signature pages hereto and any other Subsidiary that has issued a Subsidiary Guarantee.

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities.

“Temporary Cash Investments” means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized credit rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor whose assets consist of obligations of the types described in clauses (i), (ii), (iii), (iv) and (v) hereof, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a Person (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P or “R-1” (or higher) by

Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer), (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s; (vi) investments in asset-backed securities maturing within one year of the date of acquisition thereof with a long-term rating at the time as of which any investment therein is made of “A3” (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer); (vii) obligations of any foreign government or obligations that possess a guaranty of the full faith and credit of any foreign government; (viii) obligations of United States government-sponsored enterprises, federal agencies, and federal financing banks that are not otherwise authorized including, but not limited to, (i) United States government-sponsored enterprises such as instrumentalities of the Federal Credit System (Bank for Cooperatives, Federal Land Banks), Federal Home Loan Banks and Federal National Mortgage Association and (ii) Federal agencies such as instrumentalities of the Department of Housing and Urban Development (Federal Housing Administration, Government National Mortgage Association), Export-Import Bank, Farmers Home Administration and Tennessee Valley Authority; (ix) debt obligations (other than commercial paper obligations) of domestic or foreign corporations; (x) preferred stock obligations with a floating rate dividend that is reset periodically at auction; (xi) investments in repurchase agreements collateralized by any of the above securities eligible for outright purchase, provided the collateral is delivered to a bank custody account in accordance with the terms of a written repurchase agreement with a dealer or bank; and (xii) investments in shares of institutional mutual funds whose investment policies are essentially in agreement with the above type and criteria for investments otherwise set forth in this definition of Permitted Investments; provided that investments described in clauses (vii) through (xii) above are restricted to obligations rated no lower than A-3 or P-1 by Moody’s or A- or A-1 by S&P.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the date of this Indenture except as provided in Section 9.03; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means (i) CNX Gas and CNX Funding Corporation, (ii) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below, and (iii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.05. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

Section 1.02. Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.08(a)
“Agent Members”	Appendix A
“Applicable Procedures”	Appendix A
“Bankruptcy Law”	6.01
“Cash Consideration”	4.07(a)
“Company Order”	2.02
“covenant defeasance option”	8.01(b)
“Custodian”	6.01.
“Definitive Security”	Appendix A
“Depository”	Appendix A
“Distribution Compliance Period”	Appendix A
“Event of Default”	6.01
“Excess Proceeds”	4.07(a)
“Exchange Securities”	Appendix A
“Global Securities”	Appendix A
“Guaranteed Obligations”	11.01
“IAI”	Appendix A
“IAI Global Security”	Appendix A
“Initial Purchasers”	Appendix A
“Initial Securities”	Appendix A
“legal defeasance option”	8.01(b)
“Legal Holiday”	13.08
“Offer”	4.07(b)
“Paying Agent”	2.03
“QIB”	Appendix A
“Registered Exchange Offer”	Appendix A
“Registrar”	2.03
“Registration Rights Agreement”	Appendix A
“Regulation S”	Appendix A
“Regulation S Global Security”	Appendix A
“Reversion Date”	4.15
“Rule 144A”	Appendix A
“Rule 144A Securities”	Appendix A
“Rule 144A Global Security”	Appendix A
“Securities”	Appendix A
“Securities Act”	Appendix A
“Securities Custodian”	Appendix A
“Shelf Registration Statement”	Appendix A
“Special Mandatory Redemption”	3.07
“Successor Company”	5.01
“Suspension Period”	4.15
“Transfer Restricted Securities”	Appendix A

Section 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP; and

(8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

ARTICLE 2

The Securities

Section 2.01. Form and Dating. Provisions relating to the Initial Securities and the Exchange Securities are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or depository procedure or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture. The Securities shall be issued only in registered form without interest coupons and in denominations of $2,000 and any integral multiples of $1,000.

Section 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

Upon receipt of a written order of the Company signed by two Officers of the Company (a “Company Order”), the Trustee shall authenticate and deliver (a) Initial Securities for original issue on the date hereof in an aggregate principal amount of $1,250,000,000, (b) subject to the terms of this Indenture, Additional Securities in an aggregate principal amount to be determined at the time of issuance and specified therein and (c) the Exchange Securities for issue in a Registered Exchange Offer pursuant to the Registration Rights Agreement for a like principal amount of Initial Notes exchanged pursuant thereto or otherwise pursuant to an effective registration statement under the Securities Act; provided that, in each case, the Trustee shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Securities. Such Company Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section 4.03.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange, which office shall maintain the names and addresses of Securityholders (the “Registrar”), and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

Section 2.04. Paying Agent To Hold Money in Trust. Prior to 11:00 a.m., New York City time, on each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned

Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with Appendix A. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401 (a) of the Uniform Commercial Code are met.

When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

Section 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate and deliver a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company.

Section 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate and deliver temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

Section 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or cancellation. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date as provided in the Securities and in Section 4.01 hereof. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.12. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

Section 2.13. Issuance of Additional Securities. The Company shall be entitled, subject to its compliance with Section 4.03, to issue Additional Securities under this Indenture which shall have identical terms as the Securities issued on the Issue Date, other than with respect to the date of issuance and issue price. The Additional Notes will bear any legend required by applicable law. The Securities issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes under this Indenture. Notwithstanding anything to the contrary in this Indenture or Appendix A, any issuance of Additional Securities after the Issue Date shall be in a principal amount of at least $2,000 and integral multiples of $1,000 in excess of $2,000.

With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture; and

(2) the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Code.

ARTICLE 3

Redemption

Section 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption shall occur.

The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption shall comply with the conditions herein.

Section 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion considers fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption.

The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in amounts of $2,000 or a whole multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company, the Registrar and each Paying Agent promptly of the Securities or portions of Securities to be redeemed.

Section 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities or at such time as is required by Section 3.07 in respect of any Special Mandatory Redemption of the Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portions thereof) called for redemption ceases to accrue on and after the redemption date; and

(7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.

Section 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, subject to any condition or contingency stated therein. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

Section 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.07. Escrow of Proceeds; Special Mandatory Redemption.

(a) On the Issue Date, the Company shall enter into the Escrow Agreement for the ratable benefit of the Holders of the Securities and shall deposit the net proceeds from the offering of the Securities into escrow.

(b) Notwithstanding the foregoing and paragraph 5 of the Securities, if the closing of the Acquisition does not occur on or prior to September 8, 2010, or if the Acquisition Agreement is terminated at any time prior thereto, the Company shall redeem the Securities (the “Special Mandatory Redemption”) upon not less than one Business Day’s and no more than ten Business Days’ notice, or such other minimum period as is required by the DTC at a redemption price equal to the aggregate issue price of the Securities being redeemed plus accrued and unpaid interest to, but not including, the redemption date. Notice of the Special Mandatory Redemption will be mailed promptly to each Holder of Securities at its registered address, the Trustee and the Escrow Agent.

(c) If the closing of the Acquisition occurs prior to September 8, 2010, then upon closing, the funds in escrow shall be released to the Company. The Company shall use those proceeds to fund a portion of the purchase price for the Acquisition. Pending release of the funds in the escrow accounts, the funds will be invested in Government Securities as provided in the Escrow Agreement.

(d) The Company shall be entitled to direct the Escrow Agent to release the escrowed funds from the escrow accounts only in accordance with the Escrow Agreement. Pursuant to the Escrow Agreement, the Escrow Agent shall release the escrowed funds to or at the Company’s direction upon the satisfaction of certain conditions, including presentation of an Officer’s Certificate certifying (1) that the Acquisition shall be consummated on the date of the release of funds, (2) no Event of Default shall have occurred and be continuing or would result therefrom under this Indenture and (3) following the release of the escrowed funds, the escrowed funds shall be used as described in the “Use of Proceeds” section of the Offering Memorandum.

ARTICLE 4

Covenants

Section 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02. SEC Reports. Whether or not required by the SEC, so long as any Securities are outstanding, the Company will furnish to the Holders of Securities, within the time periods specified in the SEC’s rules and regulations for a company that is subject to Section 13(a) or 15(d) of the Exchange Act:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports;

provided that any such above information or reports filed with the EDGAR system of the SEC (or successor system) and available publicly on the Internet shall be deemed to be furnished to the Holders of Securities.

The quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Company’s Unrestricted Subsidiaries.

In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Company will post the reports specified in the preceding sentence on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

The Company and the Subsidiary Guarantors have agreed that, for so long as any Securities remain outstanding, the Company and the Subsidiary Guarantors will furnish to Holders of the Securities and securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.03. Limitation on Indebtedness.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or a Subsidiary Guarantor may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio equals or exceeds 2.0 to 1.0.

(b) The limitation described in Section 4.03(a) shall not prohibit the following Indebtedness:

(1) Indebtedness of the Company or any Subsidiary Guarantor Incurred pursuant to any Credit Facility, so long as the aggregate amount of all Indebtedness outstanding under all Credit Facilities pursuant to this clause (1) does not, at any one time, exceed the greater of (x) $1.75 billion and (y) 30% of ACNTA as of the date of such Incurrence; provided that the limitation set forth in clause (x) shall be increased by the amount set forth in clause (2) below upon CNX Gas becoming, and for so long as it remains, a Subsidiary Guarantor;

(2) Indebtedness of CNX Gas and its Subsidiaries pursuant to any Credit Facility, so long as the aggregate amount of all Indebtedness outstanding under all Credit Facilities pursuant to this clause (2) does not, at any one time, exceed the greater of (x) $500.0 million and (y) 30% of ACNTA as of the date of such Incurrence; provided that clause (2) shall not be available at such time, if any, that CNX Gas becomes, and remains, a Subsidiary Guarantor;

(3) Indebtedness owed to and held by the Company or any Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof not permitted by this clause (3) ;

(4) the Securities (other than any Additional Securities), Subsidiary Guarantees, the 2017 Securities and Guarantees of the 2017 Securities;

(5) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2), (3) or (4) of this Section 4.03(b));

(6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (4) or (5) above or this clause (6) of this Section 4.03(b);

(7) Non-recourse Purchase Money Indebtedness and Capital Lease Obligations Incurred by the Company or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding under this clause (7) the greater of (a) $250.0 million and (b) 5% of Consolidated Net Tangible Assets at the time of any Incurrence under this clause (7);

(8) (i) Guarantees by the Company or any Subsidiary Guarantor of any Indebtedness of the Company or any other Subsidiary Guarantor that is permitted to be Incurred by another provision of this Section 4.03 and could have been Incurred (in compliance with this covenant) by the Person so guaranteeing such Indebtedness; provided, however, that upon any such Subsidiary Guarantor ceasing to be a Subsidiary Guarantor or such Indebtedness being owed to any Person other than the Company or a Subsidiary Guarantor, the Company or such Subsidiary Guarantor, as applicable, shall be deemed to have Incurred Indebtedness not permitted by this clause (8)(i); and (ii) Guarantees by a Restricted Subsidiary that is not a Subsidiary Guarantor of any Indebtedness of the Company or any Restricted Subsidiary;

(9) Indebtedness consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company and its Restricted Subsidiaries pursuant to this Indenture;

(10) Indebtedness under Hedging Contracts and Currency Agreements entered into in the ordinary course of business for the purpose of limiting risks and not for speculation that arise in the ordinary course of business of the Company and its Restricted Subsidiaries;

(11) Indebtedness in respect of bid, performance or surety obligations issued by or for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including Guarantees and letters of credit functioning as or supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(12) Permitted Marketing Obligations;

(13) in-kind obligations relating to oil and gas balancing positions arising in the ordinary course of business;

(14) Indebtedness under the Existing Receivables Financing and the Incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse (other than pursuant to representations, warranties, covenants, indemnities and performance guarantees customarily entered into in connection with a Receivables financing) to the Company or to any Restricted Subsidiary of the Company or its assets (other than such Receivables Subsidiary and its subsidiaries and assets); and

(15) Indebtedness of the Company and any Subsidiary Guarantor in an aggregate amount which, together with the amount of all other Indebtedness of the Company and the Subsidiary Guarantors outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (14) above or Section 4.03(a)) does not exceed the greater of (x) $250.0 million and (y) 5% of Consolidated Net Tangible Assets at the time of any Incurrence under this clause (15).

(c) For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (1) through (15) of Section 4.03(b) or is entitled to be Incurred pursuant to Section 4.03(a), the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this Section 4.03 (including splitting into multiple exceptions) and will only be required to include the amount and type of such Indebtedness in one of the clauses of Section 4.03(b) or Section 4.03(a); provided that (i) Indebtedness outstanding under the Credit Agreement as of the Issue Date shall be deemed to have been Incurred pursuant to clause (1) of Section 4.03(b) and shall not be reclassified (except as set forth in clause (iii) below), (ii) Indebtedness of CNX Gas under its revolving credit facility outstanding on the date it becomes a Restricted Subsidiary shall be deemed to have been Incurred pursuant to clause (2) of Section 4.03(b) and shall not be reclassified, (iii) Indebtedness of CNX Gas under its revolving credit facility outstanding on the date it becomes a Subsidiary Guarantor shall be deemed to have been Incurred pursuant to clause (1) of Section 4.03(b) and shall not be reclassified.

Section 4.04. [Reserved].

Section 4.05. Limitation on Restricted Payments.

(a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication): (A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis commencing on January 1, 2010, and ending on the last day of the fiscal quarter ending on or immediately preceding the date of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than (x) an issuance or sale to a Subsidiary of the Company, (y) an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees and (z) the issuance of Capital Stock on March 31, 2010); (C) the amount by which Indebtedness of the Company is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); and (D) an amount equal to the sum of (i) the net reduction in Investments made subsequent to the Issue Date by the Company or any Restricted Subsidiary in any Person resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from such Person, and (ii) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

(b) The provisions of Section 4.05(a) shall not prohibit: (i) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.05; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided, further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; (ii) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, however that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under Section 4.05(a)(3)(B) (but only to the extent that such Net Cash Proceeds were used to purchase or redeem such Capital Stock as provided in this clause (ii)); (iii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments; (iv) the repurchase of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases shall not exceed $5.0 million in any calendar year; provided, further however that such repurchases shall be excluded in the calculation of the amount of Restricted Payments; (v) dividends on the Company’s common stock not to exceed an annual rate of $0.40 per share (such amount to be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or similar transaction occurring after the Issue Date so that the aggregate amount of dividends permitted after such transaction is the same as the amount permitted immediately prior to such transaction); or (vi) other Restricted Payments in an aggregate amount not to exceed $50.0 million.

Section 4.06. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or a Restricted Subsidiary, (b) to make any loans or advances to the Company or a Restricted Subsidiary or (c) to transfer any of its property or assets to the Company or a Restricted Subsidiary, except: (i) any encumbrance or restriction in an agreement in effect on the Issue Date (including without limitation, the Credit Agreement); (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company or became a Restricted Subsidiary of the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements; (iv) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; (v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; (vii) any encumbrance or restriction in any agreement or instrument in the Existing Receivables Facility and in connection with a Qualified Receivables Transaction; and (viii) any encumbrances or restrictions imposed by any amendments, restatements, modifications, renewals or refinancings (regardless of whether the principal amount of underlying Indebtedness is increased or decreased) of the contracts, instruments or obligations referred to in clauses (i) through (vi) above; provided that such amendments or refinancings are, in the good faith judgment of the Company’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

Section 4.07. Limitation on Sales of Assets and Subsidiary Stock.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (1) the Company or such Restricted Subsidiary receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition in good faith by an Officer or an officer of such Restricted Subsidiary with responsibility for such transaction, or the Board of Directors if the Asset Disposition exceeds $50.0 million, which determination shall be conclusive evidence of compliance with this provision), of the equity and assets subject to such Asset Disposition; (2) at least 75% of the consideration received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents, Additional Assets or any combination thereof (collectively, the “Cash Consideration”); and (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) to prepay, repay, redeem or purchase Secured Indebtedness of the Company or any Subsidiary Guarantor or Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary that is not a Subsidiary Guarantor (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, provided such prepayment, repayment, redemption or purchase permanently retires, or reduces the related loan commitment (if any) for, such Indebtedness in an amount equal to the principal amount so prepaid, repaid, redeemed or purchased; (B) to the extent the Company elects, to acquire Additional Assets or to make capital expenditures in a Permitted Business within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and/or (C) to make an offer to the holders of the Securities and the 2017 Securities (if required by the 2017 Indenture) (and to holders of other Pari Passu Indebtedness of the Company designated by the Company) to purchase Securities and the 2017 Securities (and such other Pari Passu Indebtedness of the Company) pursuant to and subject to the conditions contained herein, as set forth below.

Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit Indebtedness.

For the purposes of Section 4.07(a), any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and Subordinated Obligations) that are assumed by the transferee of any such assets pursuant to (A) a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability or (B) an assignment agreement that includes, in lieu of such a release, the agreement of the transferee or its parent company to indemnify and hold harmless the Company or such Restricted Subsidiary from and against any loss, liability or cost in respect of such assumed liability, shall be deemed to be cash or cash equivalents.

(b) The amount of Net Available Cash not applied or invested as provided above will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds equals or exceeds $50.0 million, the Company shall make such offer to purchase Securities and 2017 Securities (an “Offer”) on or before the 366th day after the later of the date of such Asset Disposition or the receipt of such Net Available Cash, and shall purchase Securities and 2017 Securities tendered pursuant to an Offer by the Company for the Securities and 2017 Securities (and such other Pari Passu Indebtedness of the Company) at a purchase price of 100% of their principal amount without premium, plus accrued but unpaid interest (including additional interest, if any) (or, in respect of such other Pari Passu Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness of the Company) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of the securities tendered exceeds the amount of Excess Proceeds, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Securities and 2017 Securities will be denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof. Upon completion of such an Offer to purchase, Excess Proceeds will be deemed to be reset to zero.

(c) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to Section 4.07(b). To the extent that the provisions of any securities laws or regulations conflict with provisions of Section 4.07(b), the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.07(b) by virtue of its compliance with such securities laws or regulations.

Section 4.08. Limitation on Affiliate Transactions.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless the terms thereof (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $25.0 million, are set forth in writing and have been approved by the Board of Directors, including a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction, and (3) if such Affiliate Transaction involves an amount in excess of $75.0 million, have been determined by a nationally recognized investment banking firm or other qualified independent appraiser to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

(b) The provisions of Section 4.08(a) shall not prohibit (i) any sale of hydrocarbons or other mineral products to an Affiliate of the Company or the entering into or performance of Hedging Contracts, gas gathering, transportation or processing contracts or oil or natural gas marketing or exchange contracts with an Affiliate of the Company, in each case, on market terms and in the ordinary course of business, so long as the terms of any such transaction (or the arrangement or framework for establishing such terms) are approved by a majority of the members of the Board of Directors who are disinterested with respect to such transaction, (ii) the sale to an Affiliate of the Company of Capital Stock of the Company that does not constitute Disqualified Stock, and the sale to an Affiliate of the Company of Indebtedness (including Disqualified Stock) of the Company in connection with an offering of such Indebtedness in a market transaction and on terms substantially identical to those of other purchasers in such market transaction, (iii) transactions contemplated by any employment agreement or other compensation plan or arrangement existing on the Issue Date or thereafter entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business, (iv) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or any Restricted Subsidiary, (v) transactions between or among the Company and its Restricted Subsidiaries, (vi) Restricted Payments that are permitted by the provisions of Section 4.05; (vii) sales, contributions, conveyances and other transfers of Receivables and related assets of the type specified in the definition of Qualified Receivables Transaction to a Receivables Subsidiary or any other similar transactions in connection with any Qualified Receivables Transaction; (viii) agreements between the Company and its Restricted Subsidiaries and CNX Gas that are disclosed in the Company’s annual report on Form 10-K for the year ended December 31, 2009; and (ix) loans or advances to employees in the ordinary course of business and approved by the Company’s Board of Directors in an aggregate principal amount not to exceed $7.5 million outstanding at any one time.

Section 4.09. Change of Control.

(a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any (including Additional Interest, if any), to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.09(b).

(b) Within 30 days following a Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any (including Additional Interest, if any), to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts regarding such Change of Control; (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Company, consistent with this Section 4.09, that a Holder must follow in order to have its Securities purchased.

(c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

(d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

(e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Securities pursuant to this Section 4.09. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue thereof.

(f) The Company shall not be required to make an offer to purchase Securities as a result of a Change of Control pursuant to this Section 4.09 if a third party (i) makes such offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.09(b) and (ii) purchases all Securities validly tendered and not withdrawn under such an offer.

Section 4.10. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) of any nature whatsoever against any assets of the Company or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness or trade payables, unless contemporaneously therewith: (1) in the case of any Lien securing an obligation that ranks pari passu with the Securities or a Subsidiary Guarantee, effective provision is made to secure the Securities or such Subsidiary Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same assets of the Company or such Restricted Subsidiary, as the case may be; and (2) in the case of any Lien securing an obligation that is subordinated in right of payment to the Securities or a Subsidiary Guarantee, effective provision is made to secure the Securities or such Subsidiary Guarantee, as the case may be, with a Lien on the same assets of the Company or such Restricted Subsidiary, as the case may be, that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

Section 4.11. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such fiscal year. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA § 314(a)(4).

Section 4.12. Further Instruments and Acts; CNX Gas

(a) Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

(b) Not later than 10 Business Days after CNX Gas becomes a wholly-owned Subsidiary of the Company, the Company shall designate CNX Gas a Restricted Subsidiary (regardless of any limitation set forth in the definition of Unrestricted Subsidiary).

Section 4.13. Future Subsidiary Guarantors. If, after the Issue Date, (a) the Company or any Restricted Subsidiary shall acquire or create another domestic wholly owned Subsidiary (other than a Subsidiary that has been designated an Unrestricted Subsidiary), (b) any Unrestricted Subsidiary that is a domestic wholly owned Subsidiary (other than CNX Gas and its Subsidiaries) is redesignated a Restricted Subsidiary or (c) any Restricted Subsidiary (including any newly formed, newly acquired or newly redesignated Restricted Subsidiary) Guarantees any Indebtedness of the Company then, in each such case, the Company shall, within 30 days following such event, cause such Restricted Subsidiary to: (1) execute and deliver to the Trustee (a) a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally Guarantee all of the Company’s obligations under the Securities and this Indenture and (b) a notation of Guarantee in respect of its Subsidiary Guarantee; and (2) deliver to the Trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

Section 4.14. Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale/Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale/Leaseback Transaction if: (1) the Company or such Restricted Subsidiary could have (a) Incurred the Indebtedness attributable to such Sale/Leaseback Transaction pursuant to Section 4.03 and (b) Incurred a Lien to secure such Indebtedness without equally and ratably securing the Securities pursuant to Section 4.10; (2) the gross cash proceeds of such Sale/Leaseback Transaction are at least equal to the fair market value of the asset that is the subject of such Sale/Leaseback Transaction; and (3) the transfer of assets in such Sale/Leaseback Transaction is permitted by, and the Company or the applicable Restricted Subsidiary applies the proceeds of such transaction in accordance with, Section 4.07.

Section 4.15. Changes in Covenants when Securities Rated Investment Grade. Beginning on the date that: (1) the Securities have Investment Grade Ratings from both Rating Agencies; and (2) no Default or Event of Default shall have occurred and be continuing, and ending on the date (the “Reversion Date”) that either Rating Agency ceases to have an Investment Grade Rating on the Securities (such period of time, the “Suspension Period”), Sections 4.03, 4.05, 4.06, 4.07, 4.08 and 5.01(iii) will no longer be applicable to the Securities.

During a Suspension Period, the Company’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries. On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to and permitted under the Consolidated Coverage Ratio or one of the clauses set forth in the definition of Permitted Indebtedness (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent any Indebtedness would not be permitted to be Incurred pursuant to the Consolidated Coverage Ratio or any of the clauses set forth in the definition of Permitted Indebtedness, such Indebtedness will be deemed to have been Indebtedness outstanding on the Issue Date.

Notwithstanding the fact that covenants suspended during a Suspension Period may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the covenants during the Suspension Period or at the time the covenants are reinstated.

ARTICLE 5

Successor Company

Section 5.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all the assets of the Company and its Restricted Subsidiaries, taken as a whole, to, any Person, unless:

(i) (A) the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation or a limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and (B) the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, all the obligations of the Company under the Securities, this Indenture and the Registration Rights Agreement;

(ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(iii) immediately after giving effect to such transaction, the Company or the Successor Company would be able to incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); and

(iv) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided, however that clause (iii) shall not be applicable to any such transaction solely between the Company and any Restricted Subsidiary.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitute all or substantially all of the properties and assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

Section 5.02. When Subsidiary Guarantors May Merge or Transfer Assets. The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into any Person (other than the Company or a Subsidiary Guarantor) unless: (i) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and, if such Person is not the Company, such Person shall expressly assume, by executing a Guarantee Agreement, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee and the Registration Rights Agreement; (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (iii) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation or merger and such Guarantee Agreement, if any, complies with this Indenture. The provisions of clauses (i) and (ii) above shall not apply to any one or more transactions which constitute an Asset Disposition if the Company has complied with the applicable provisions of Section 4.07.

ARTICLE 6

Defaults and Remedies

Section 6.01. Events of Default. An “Event of Default” occurs if:

(1) the Company defaults in any payment of interest or Additional Interest on any Security when the same becomes due and payable, and such default continues for a period of 30 consecutive days;

(2) the Company (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise, or (ii) fails to redeem Securities when required pursuant to Section 3.07(b) of this Indenture;

(3) the Company fails to comply with Section 5.01;

(4) the Company fails to comply with Section 4.03, 4.05, 4.06, 4.07 (other than a failure to purchase Securities when required under Section 4.07), 4.08, 4.09 (other than a failure to purchase Securities when required under Section 4.09), 4.10, 4.13 or 4.14 and such failure continues for 30 consecutive days after the notice specified below;

(5) the Company fails to comply with any of its agreements contained in the Securities or in this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 consecutive days after the notice specified below;

(6) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or the maturity of such Indebtedness is accelerated by the holders thereof because of a default (and such acceleration is not rescinded or annulled) and the total amount of all such Indebtedness unpaid or accelerated exceeds $75.0 million;

(7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

(B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(9) any judgment or decree for the payment of money in an uninsured or unindemnified amount in excess of $75.0 million or its foreign currency equivalent at the time is rendered against the Company or a Significant Subsidiary, remains outstanding for a period of 60 days following the entry of such judgment or decree and is not discharged, waived, bonded or stayed within ten days after the notice specified below; or

(10) any Subsidiary Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Subsidiary Guarantor denies its liability under its Subsidiary Guarantee (other than by reason of release of a Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of this Indenture and the Subsidiary Guarantee).

The foregoing shall constitute “Events of Default” whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (4) or (5) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice, in the form of an Officers’ Certificate, of any Event of Default under clause (3), (6) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), describing its status and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default or Event of Default unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

Section 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by written notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the outstanding Securities by written notice to the Trustee may rescind any such acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by written notice to the Trustee may waive an existing or past Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to be furnished with indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders furnish, if required by the Trustee, to the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the furnishing of the required security or indemnity; and

(5) the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

Section 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium (if any) or interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company or any Subsidiary Guarantor their respective creditors or their respective property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Section 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than an aggregate of 10% in principal amount of the Securities.

Section 6.12. Waiver of Stay or Extension Laws. Neither the Company nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

Trustee

Section 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to advance, expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

(i) Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review the reports and information documents required to be provided by Section 4.02 for the purposes of determining compliance with any provisions of this Indenture.

Section 7.02. Rights of Trustee.

(a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (1) a Trust Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any other obligor on such Securities or by any Holder of the Securities.

Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as the Trust Officer responsible for administering this Indenture and the Securities in good faith determines that withholding notice is not opposed to the interests of Securityholders.

Section 7.06. Reports by Trustee to Holders. Within sixty (60) days after February 13 of each year, beginning with February 13, 2011, the Trustee shall mail to each Securityholder a brief report dated as of February 13 of such year, that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

Section 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services, including extraordinary services such as default administration. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys’ fees) arising out of its acceptance of this trust or incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture against the Company (including under this Section 7.07). The Trustee shall notify the Company promptly of any claim (whether asserted by any Securityholder or the Company) for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

The Company’s payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount outstanding of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. A holder may petition a court of competent jurisdiction to remove the Trustee in the manner and under the circumstances contemplated by TIA § 310(b)(iii). The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount outstanding of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force as provided anywhere in the Securities or in this Indenture.

Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus (together with its corporate parent) of at least $50.0 million as set forth in its most recent annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311 (a) to the extent indicated.

ARTICLE 8

Discharge of Indenture; Defeasance

Section 8.01. Discharge of Liability on Securities; Defeasance.

(a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12(b), 4.13, 4.14 and 4.15 and the operation of Sections 6.01(4), 6.01(6), 6.01(7) (but only with respect to Significant Subsidiaries), 6.01(8) (but only with respect to Significant Subsidiaries), 6.01(9) and 6.01(10) and its obligations under Sections 5.01(iii) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(4), 6.01(6), 6.01(7) (but only with respect to Significant Subsidiaries), 6.01(8) (but only with respect to Significant Subsidiaries), 6.01(9) or 6.01(10) or because of the failure of the Company to comply with Section 5.01(iii). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor shall be released from all its obligations with respect to its Subsidiary Guarantee.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.07, 7.07, 7.08 and this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 shall survive.

Section 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to maturity or redemption, as the case may be;

(2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal of and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

(3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

(4) the deposit does not constitute a default under any other agreement binding on the Company;

(5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders shall not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders shall not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(8) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

Section 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

Section 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any money or securities held by them at any time which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required for the Company to exercise its legal defeasance option or its covenant defeasance option pursuant to this Article 8.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

Section 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

Amendments

Section 9.01. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to comply with Article 5;

(3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(4) to add guarantees with respect to the Securities (including any Subsidiary Guarantee);

(5) to secure the Securities;

(6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or the Subsidiary Guarantors;

(7) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

(8) to make any change that does not adversely affect the rights of any Securityholder; or

(9) to conform this Indenture to the “Description of the Notes” section of the Offering Memorandum.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.02. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. Without the consent of each Securityholder affected, however, an amendment may not:

(1) reduce the amount of Securities whose Holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any Security;

(3) reduce the principal of or change the Stated Maturity of any Security;

(4) reduce the premium payable upon a required purchase (to the extent the Company has at the time become obligated by the terms of this Indenture to effect a required purchase) or the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3 and paragraph 5 of the Securities;

(5) make any Security payable in money other than that stated in the Security;

(6) make any change in Section 6.04 or 6.07 or the second sentence of this Section;

(7) make the Securities or the Subsidiary Guarantees subordinated in right of payment to any other obligation; or

(8) make any change in any Subsidiary Guarantee that would adversely affect the Securityholders.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

Section 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Section 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE 10

[RESERVED]

ARTICLE 11

Subsidiary Guarantees

Section 11.01. Subsidiary Guarantees. Each Subsidiary Guarantor, jointly and severally, as primary obligor and not merely as surety, hereby irrevocably, fully and unconditionally Guarantees on a senior basis to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing obligations hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor, and that such Subsidiary Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any such Guaranteed Obligation.

Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) except as provided in Section 11.06, any change in the ownership of such Subsidiary Guarantor.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment, performance and compliance when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 8.01(b), 11.02 and 11.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor’s Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations Guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

Section 11.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 11.03. Successors and Assigns. This Article 11 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall ensure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 11.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

Section 11.05. Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 11.06. Release of Subsidiary Guarantor. This Subsidiary Guarantee as to any Subsidiary Guarantor shall terminate and be of no further force or effect (i) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Senior Indebtedness of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor or (ii) upon the sale or disposition of all or substantially all of the assets of such Subsidiary Guarantor, in each case other than to the Company or an Affiliate of the Company; provided, however, that such sale or transfer shall be deemed to constitute an Asset Disposition and the Company shall comply with all applicable provisions of Section 4.07 with respect to such Asset Disposition.

ARTICLE 12

[RESERVED]

ARTICLE 13

Miscellaneous

Section 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 13.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company or any Subsidiary Guarantor:

CONSOL Energy Inc.

1000 CONSOL Energy Drive

CNX Center

Canonsburg, PA 15317

Attention of Corporate Secretary

if to the Trustee:

The Bank of Nova Scotia Trust Company of New York

One Liberty Plaza

23rd Floor

New York, New York 10006

Attention: Trust Administrator

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 13.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Any Officers’ Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless any such Officer knows or in the exercise of reasonable care should have known that such Opinion of Counsel is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters or information with respect to which is in possession of the Company, upon an Officers’ Certificate, unless such counsel knows or in the exercise of reasonable care should have known that such Officers’ Certificate is erroneous.

Section 13.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 13.08. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or in the State of Texas. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue with respect to such payment for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 13.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 13.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 13.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 13.14. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

CONSOL ENERGY INC.

By:	/s/ Stephen W. Johnson
	Name:	Stephen W. Johnson
	Title:	Senior Vice President and General Counsel

The Subsidiary Guarantors identified on Schedule I hereto, as Subsidiary Guarantors

By:	/s/ Stephen W. Johnson
	Name:	Stephen W. Johnson
as Authorized Signatory for each of the Subsidiary Guarantors listed on Schedule I hereto

TRUSTEE:

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, as Trustee

By:	/s/ Warren A. Goshine
	Name:	Warren A. Goshine
	Title:	Vice President

Schedule I

Subsidiary Guarantors

AMVEST Coal & Rail, L.L.C.

AMVEST Coal Sales, Inc.

AMVEST Corporation

AMVEST Gas Resources, Inc.

AMVEST Mineral Services, Inc.

AMVEST Minerals Company, L.L.C.

AMVEST Oil & Gas, Inc.

AMVEST West Virginia Coal, L.L.C.

Braxton-Clay Land & Mineral, Inc.

Central Ohio Coal Company

CNX Land Resources Inc.

CNX Marine Terminals Inc.

Conrhein Coal Company (by Consolidation Coal Company and MTB Inc., its partners)

CONSOL Energy Holdings LLC VI

CONSOL Energy Holdings LLC XVI

CONSOL Energy Sales Company

CONSOL Financial Inc.

CONSOL of Canada Inc.

CONSOL of Central Pennsylvania LLC

CONSOL of Kentucky Inc.

CONSOL of Ohio LLC

CONSOL of WV LLC

CONSOL of Wyoming LLC

Consol Pennsylvania Coal Company LLC

Consolidation Coal Company

Eighty-Four Mining Company

Fola Coal Company, L.L.C.

Glamorgan Coal Company, L.L.C.

Helvetia Coal Company

Island Creek Coal Company

Keystone Coal Mining Corporation

Laurel Run Mining Company

Leatherwood, Inc.

Little Eagle Coal Company, L.L.C.

McElroy Coal Company

Mon River Towing, Inc.

MTB Inc.

Nicholas-Clay Land & Mineral, Inc.

Peters Creek Mineral Services, Inc.

Reserve Coal Properties Company

Rochester & Pittsburgh Coal Company

Southern Ohio Coal Company

TEAGLE Company, L.L.C.

TECPART Corporation

Terra Firma Company

Terry Eagle Coal Company, L.L.C.

Terry Eagle Limited Partnership (by TEAGLE Company, L.L.C. and TECPART Corporation, its general partners)

Twin Rivers Towing Company

Vaughan Railroad Company

Windsor Coal Company

Wolfpen Knob Development Company

APPENDIX A

PROVISIONS RELATING TO INITIAL SECURITIES

AND EXCHANGE SECURITIES

1. Definitions.

1.1 Definitions.

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such a Regulation S Global Security, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Security” means a certificated Initial Security or Exchange Security bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities.

“Exchange Securities” means (1) the 8.25% Senior Notes Due 2020 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

“IAI” means an institutional “accredited investor”, as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.

“Initial Purchasers” means (1) with respect to the Initial Securities issued on the Issue Date, Banc of America Securities LLC, PNC Capital Markets LLC, RBS Securities Inc., Mitsubishi UFJ Securities (USA), Inc., Wells Fargo Securities LLC, Scotia Capital (USA) Inc., U.S. Bancorp Investments, Inc., Santander Investment Securities Inc. and The Huntington Investment Company and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related purchase agreement.

“Initial Securities” means (1) $1,250.0 million aggregate principal amount of 8.25% Senior Notes Due 2020 issued on the Issue Date and (2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company and the Subsidiary Guarantors, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Registration Rights Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated April 1, 2010, among the Company, the Subsidiary Guarantors and the Initial Purchasers of the Initial Securities issued on the Issue Date and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Initial Purchasers of such Additional Securities.

“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities” means the Initial Securities and the Exchange Securities, treated as a single class.

“Securities Act” means the Securities Act of 1933.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Shelf Registration Statement” means the registration statement issued by the Company in connection with the offer and sale of Initial Securities pursuant to a Registration Rights Agreement.

“Transfer Restricted Securities” means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

1.2 Other Definitions.

Term	Defined in Section:
“Agent Members”	2.1(b)
“Global Securities”	2.1(a)
“IAI Global Security”	2.1(a)
“Regulation S”	2.1(a)
“Regulation S Global Security”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Security”	2.1(a)

2. The Securities.

2.1(a) Form and Dating. The Initial Securities will be offered and sold by the Company to the Initial Purchasers. The Initial Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Securities may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”) and Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more global securities in fully registered form (collectively, the “Regulation S Global Security”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit A to the Indenture, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. At such time Securities are transferred to one or more IAIs, one or more global securities in fully registered form (collectively, the “IAI Global Security”) without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit A to the Indenture shall also be issued and deposited with the Securities Custodian and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture to accommodate transfers of beneficial interests in the Initial Securities to IAIs subsequent to the initial distribution.

Beneficial interests in Regulation S Global Securities or IAI Global Securities may be exchanged for interests in Rule 144A Global Securities if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Security (if such transfer is during the Distribution Compliance Period) or the IAI Global Security, as applicable, first delivers to the Trustee a written certificate to the effect that the beneficial interest in the Regulation S Global Security or the IAI Global Security, as applicable, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

APPENDIX A-2

Beneficial interests in Regulation S Global Securities and Rule 144A Global Securities may be exchanged for an interest in IAI Global Securities if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Security or Rule 144A Global Security, as applicable, first delivers to the Trustee a written certificate (substantially in the form of Exhibit C to the Indenture) to the effect that (A) the Regulation S Global Security or Rule 144A Global Security, as applicable, is being transferred (a) to an “accredited investor” within the meaning of 501(a)(1),(2),(3) and (7) under the Securities Act that is an institutional investor acquiring the securities for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Security or an IAI Global Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

The Rule 144A Global Security, the IAI Global Security and the Regulation S Global Security are collectively referred to herein as “Global Securities”. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Trustee, upon receipt of a written order of the Company in the form of an Officers’ Certificate, shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c) Definitive Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, $1,250.0 million aggregate principal amount of 8.25% Senior Notes Due 2020, (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of the Indenture and (3) Exchange Securities for issue only in a Registered Exchange Offer pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company in the form of an Officers’ Certificate. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture.

APPENDIX A-3

2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

(x)	to register the transfer of such Definitive Securities; or

(y)	to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Securities are being transferred to the Company, a certification to that effect; or

(C) if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act or (y) in reliance upon another exemption from the requirements of the Securities Act: (1) a certification to that effect (in the form set forth on the reverse of the Security) and (2) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security, an IAI Global Security or a Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, together with:

(i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Regulation S Global Security; and

(ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Security (in the case of a transfer pursuant to clause (b)(i)(B)) or Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(C)) to

APPENDIX A-4

reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security, IAI Global Security or Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security, IAI Global Security or Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security, IAI Global Security or Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities, IAI Global Securities or Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Rule 144A Global Security, IAI Global Security or Regulation S Global Security, as applicable, in the appropriate principal amount.

(c) Transfer and Exchange of Global Securities.

(i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Restrictions on Transfer of Regulation S Global Securities. (i) Prior to the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Security may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (A) to the Company, (B) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) in an offshore transaction in accordance with Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable), (E) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Securities of $250,000 or (F) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States. Prior to the expiration of the Distribution

APPENDIX A-5

Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security or the IAI Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to (1) a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Securities of $250,000. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period.

(e) Legend.

(i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

Each certificate evidencing a Security offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

APPENDIX A-6

Each Definitive Security shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(iii) After a transfer of any Initial Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities, all requirements pertaining to legends on such Initial Security will cease to apply, the requirements requiring any such Initial Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or an Initial Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities upon exchange of such transferring Holder’s certificated Initial Security or directions to transfer such Holder’s interest in the Global Security, as applicable.

(iv) Upon the occurrence of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate, one or more Global Notes not bearing the restricted securities legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Notes that are Initial Securities tendered for acceptance in accordance with the Registered Exchange Offer and accepted for exchange in the Registered Exchange Offer. Concurrently with the issuance of such Global Notes, the Registrar shall cause the aggregate principal amount of the applicable Initial Securities to be reduced accordingly, and the Registrar shall deliver to the Persons designated by the Holders of the Initial Securities so accepted Global Notes not bearing the restricted securities legend in the appropriate principal amount. Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form, in each case without the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

(f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

APPENDIX A-7

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Securities.

(a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under the Indenture.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its Corporate Trust Office, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and any integral multiples of $1,000 in excess thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto.

(c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.

(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 of the Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

APPENDIX A-8

EXHIBIT A

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

Exhibit A-1

[Additional Restricted Securities Legend for Securities Offered in Reliance on Regulation S]

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Exhibit A-2

CUSIP No. [                 ]

ISIN No. [                    ]

No.	$

8.25% Senior Notes Due 2020

CONSOL Energy Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of $[            ] Dollars on April 1, 2020.

Interest Payment Dates: April 1 and October 1.

Record Dates: March 15 and September 15.

Exhibit A-3

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

CONSOL ENERGY INC.

By:
Name:
Title:

By:
Name:
Title:

Exhibit A-4

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK as Trustee, certifies that this is one of the Securities referred to in the Indenture.

by
Authorized Signatory

Exhibit A-5

FORM OF REVERSE SIDE OF INITIAL SECURITY

8.25% Senior Notes Due 2020

1.	Interest

CONSOL Energy Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on April 1 and October 1 of each year, commencing October 1, 2010. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 1, 2010. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the March 15 and September 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company shall make all payments in respect of a certificated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however , that payments on a certificated Security shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paving Agent and Registrar

Initially, The Bank of Nova Scotia Trust Company of New York (the “Trustee”), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any Wholly Owned Subsidiary may act as Paying Agent, Registrar or co-registrar.

4.	Indenture

The Company issued the Securities under an Indenture dated as of April 1, 2010 (“Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Securities issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

Exhibit A-6

5.	Optional Redemption

(a) Optional Redemption. Except as set forth below, the Company shall not be entitled to redeem the Securities prior to April 1, 2015. On and after April 1, 2015, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest (including additional interest, if any) to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 1 of the years set forth below:

Period	Redemption Price
2015	104.125%
2016	102.750%
2017	101.375%
2018 and thereafter	100.000%

(b) Optional Redemption Upon Equity Offerings. Prior to April 1, 2013, the Company may at its option on one or more occasions redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 108.25%, plus accrued and unpaid interest (including additional interest, if any) to the redemption date, with the net cash proceeds from one or more Stock Offerings; provided, however, that

(1) at least 65% of such aggregate principal amount of Securities issued under the Indenture (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (excluding Securities held, directly or indirectly, by the Company or its Affiliates); and

(2) each such redemption occurs within 60 days after the date of the related Stock Offering.

(c) Make- Whole Redemption. At any time prior to April 1, 2015, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, the Company may redeem Securities, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to a Security on any date of redemption, the greater of: (1) 1.0% of the principal amount of such Security and (2) the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Security on April 1, 2015, plus (ii) all required interest payments due on such Security through April 1, 2015 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then-outstanding principal of such Security.

“Treasury Rate” means as of any date of redemption of Securities the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to April 1, 2015; provided, however, that if the period from the redemption date to April 1, 2015 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to April 1, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Exhibit A-7

6.	Notice of Redemption

Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.	Special Mandatory Redemption

Notwithstanding the foregoing, if the closing of the Acquisition does not occur on or prior to September 8, 2010, or if the Acquisition Agreement is terminated at any time prior thereto, the Company shall redeem the Securities upon not less than one Business Day’s and no more than ten Business Days’ notice, or such other minimum period as is required by The Depository Trust Company, or DTC, at a redemption price equal to 100% of the aggregate issue price of the Securities being redeemed plus accrued and unpaid interest to, but not including, the redemption date.

8.	Change of Control

Upon a Change of Control, any Holder of Securities shall have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased on the date of purchase plus accrued and unpaid interest, if any (including additional interest, if any), to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

9.	Guarantees

The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Subsidiary Guarantors on the terms set forth in the Indenture.

10.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

12.	Unclaimed Money

If money for the payment of principal, premium (if any) or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

Exhibit A-8

13.	Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture, including the Subsidiary Guarantees, if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding and (ii) any default or noncompliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding. Subject to certain exceptions set forth in the Indenture, without notice to or the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code), or to add guarantees (including Subsidiary Guarantees) with respect to the Securities, or to secure the Securities, or to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power conferred on the Company or any Subsidiary Guarantor, or to make any change that does not adversely affect the rights of any Securityholder, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act. No amendment may be made to make the Securities subordinated in right of payment to any other obligation.

16.	Defaults and Remedies

Under the Indenture, Events of Default include (i) default for 30 days in payment of interest or additional interest on the Securities when due; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon declaration or acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with its obligations under certain covenants; (iv) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (v) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $75.0 million; (vi) certain events of bankruptcy, insolvency or reorganization with respect to the Company or a Significant Subsidiary; (vii) any judgment or decree for the payment of money in excess of $75.0 million is rendered against the Company or a Significant Subsidiary, remains outstanding for a period of 60 days following such judgment or decree and is not discharged, waived or stayed within 10 days after notice; or (viii) any Subsidiary Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or is declared null and void and unenforceable or found to be invalid or any Subsidiary Guarantor denies its liability under its Subsidiary Guarantee (other than by reason of release of a Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the Indenture and such Subsidiary Guarantee). If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable immediately. Certain events of bankruptcy, insolvency or reorganization are Events of Default which shall result in the Securities being due and payable immediately upon the occurrence of such Events of Default. A default under clauses (iv) or (v) shall not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Securities notifies the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

Exhibit A-9

17.	Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18.	No Recourse Against Others

A director, officer, employee, stockholder, incorporator, or member, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, any Subsidiary Guarantee, or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

20.	Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), IT TEN (joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.	CUSIP Numbers

The Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company shall furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

CONSOL Energy Inc.

1000 CONSOL Energy Drive

CNX Center

Canonsburg, PA 15317-6506

Attention of Chief Financial Officer

Exhibit A-10

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to
(Print or type assignee’s name, address and zip code)

(Insert assignee’s sec. sec. or tax I.D. No.)

and irrevocably appoint	agent to transfer this Security on the books of the
Company. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Security.

Exhibit A-11

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $             principal amount of Notes held in definitive form by the undersigned.

The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	(1)	to the Company; or

☐	(2)	to the Registrar for registration in the name of the Holder, without transfer; or

☐	(3)	pursuant to an effective registration statement under the Securities Act of 1933; or

☐	(4)	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

☐	(5)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

☐	(6)	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

☐	(7)	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Exhibit A-12

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

Exhibit A-13

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Securities Custodian

Exhibit A-14

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, check the box:  ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, state the amount in principal amount: $

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

Exhibit A-15

EXHIBIT B

[FORM OF FACE OF EXCHANGE SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Exhibit B-1

CUSIP No. [                    ]

ISIN No. [                       ]

No.	$

8.25% Senior Notes Due 2020

CONSOL Energy Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of $[            ] Dollars on April 1, 2020.

Interest Payment Dates: April 1 and October 1.

Record Dates: March 15 and September 15.

Exhibit B-2

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

CONSOL ENERGY INC.

By:
Name:
Title:

By:
Name:
Title:

Exhibit B-3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK
as Trustee, certifies that this is one of the Securities referred to in the Indenture.

by
Authorized Signatory

Exhibit B-4

FORM OF REVERSE SIDE OF EXCHANGE SECURITY

8.25% Senior Notes Due 2020

1.	Interest

CONSOL Energy Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on April 1 and October 1 of each year, commencing October 1, 2010. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 1, 2010. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the March 15 and September 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company shall make all payments in respect of a certificated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paving Agent and Registrar

Initially, The Bank of Nova Scotia Trust Company of New York (the “Trustee”), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any Wholly Owned Subsidiary may act as Paying Agent, Registrar or co-registrar.

4.	Indenture

The Company issued the Securities under an Indenture dated as of April 1, 2010 (“Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Securities issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

Exhibit B-5

5.	Optional Redemption

(a) Optional Redemption. Except as set forth below, the Company shall not be entitled to redeem the Securities prior to April 1, 2015. On and after April 1, 2015, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest (including additional interest, if any) to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 1 of the years set forth below:

Period	Redemption Price
2015	104.125%
2016	102.750%
2017	101.375%
2018 and thereafter	100.000%

(b) Optional Redemption Upon Equity Offerings. Prior to April 1, 2013, the Company may at its option on one or more occasions redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 108.25%, plus accrued and unpaid interest (including additional interest, if any) to the redemption date, with the net cash proceeds from one or more Stock Offerings; provided, however, that

(1) at least 65% of such aggregate principal amount of Securities issued under the Indenture (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (excluding Securities held, directly or indirectly, by the Company or its Affiliates); and

(2) each such redemption occurs within 60 days after the date of the related Stock Offering.

(c) Make- Whole Redemption. At any time prior to April 1, 2015, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, the Company may redeem Securities, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to a Security on any date of redemption, the greater of: (1) 1.0% of the principal amount of such Security and (2) the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Security on April 1, 2015, plus (ii) all required interest payments due on such Security through April 1, 2015 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then-outstanding principal of such Security.

“Treasury Rate” means as of any date of redemption of Securities the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to April 1, 2015; provided, however, that if the period from the redemption date to April 1, 2015 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to April 1, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Exhibit B-6

6.	Notice of Redemption

Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.	Special Mandatory Redemption

Notwithstanding the foregoing, if the closing of the Acquisition does not occur on or prior to September 8, 2010, or if the Acquisition Agreement is terminated at any time prior thereto, the Company shall redeem the Securities upon not less than one Business Day’s and no more than ten Business Days’ notice, or such other minimum period as is required by The Depository Trust Company, or DTC, at a redemption price equal to 100% of the aggregate issue price of the Securities being redeemed plus accrued and unpaid interest to, but not including, the redemption date.

8.	Change of Control

Upon a Change of Control, any Holder of Securities shall have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased on the date of purchase plus accrued and unpaid interest, if any (including additional interest, if any), to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

9.	Guarantees

The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Subsidiary Guarantors on the terms set forth in the Indenture.

10.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

12.	Unclaimed Money

If money for the payment of principal, premium (if any) or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

Exhibit B-7

13.	Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture, including the Subsidiary Guarantees, if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding and (ii) any default or noncompliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding. Subject to certain exceptions set forth in the Indenture, without notice to or the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code), or to add guarantees (including Subsidiary Guarantees) with respect to the Securities, or to secure the Securities, or to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power conferred on the Company or any Subsidiary Guarantor, or to make any change that does not adversely affect the rights of any Securityholder, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act. No amendment may be made to make the Securities subordinated in right of payment to any other obligation.

16.	Defaults and Remedies

Under the Indenture, Events of Default include (i) default for 30 days in payment of interest or additional interest on the Securities when due; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon declaration or acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with its obligations under certain covenants; (iv) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (v) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $75.0 million; (vi) certain events of bankruptcy, insolvency or reorganization with respect to the Company or a Significant Subsidiary; (vii) any judgment or decree for the payment of money in excess of $75.0 million is rendered against the Company or a Significant Subsidiary, remains outstanding for a period of 60 days following such judgment or decree and is not discharged, waived or stayed within 10 days after notice; or (viii) any Subsidiary Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or is declared null and void and unenforceable or found to be invalid or any Subsidiary Guarantor denies its liability under its Subsidiary Guarantee (other than by reason of release of a Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the Indenture and such Subsidiary Guarantee). If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable immediately. Certain events of bankruptcy, insolvency or reorganization are Events of Default which shall result in the Securities being due and payable immediately upon the occurrence of such Events of Default. A default under clauses (iv) or (v) shall not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Securities notifies the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

Exhibit B-8

17.	Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18.	No Recourse Against Others

A director, officer, employee, stockholder, incorporator, or member, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, any Subsidiary Guarantee, or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

20.	Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), IT TEN (joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.	CUSIP Numbers

The Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company shall furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

CONSOL Energy Inc.

1000 CONSOL Energy Drive

CNX Center

Canonsburg, PA 15317-6506

Attention of Chief Financial Officer

Exhibit B-9

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to
(Print or type assignee’s name, address and zip code)

(Insert assignee’s sec. sec. or tax I.D. No.)

and irrevocably appoint	agent to transfer this Security on the books of the
Company. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Security.

Exhibit B-10

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Securities Custodian

Exhibit B-11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, check the box:  ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, state the amount in principal amount: $

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

Exhibit B-12

EXHIBIT C

[FORM OF]

TRANSFEREE LETTER OF REPRESENTATION

CONSOL Energy Inc.

c/o The Bank of Nova Scotia Trust Company of New York

One Liberty Plaza

23rd Floor

New York, New York 10006

Attention: Trust Administrator

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[    ] principal amount of the 8.25% Senior Notes due 2020 (the “Notes”) of CONSOL Energy Inc. (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which either the Company or any affiliate of such Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) in the United States to a person whom we reasonably believe is a qualified institutional buyer (as defined in rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if applicable) or (d) pursuant to an effective registration statement under the Securities Act, in each of cases (a) through (d) in accordance with any applicable securities laws of any state of the United States. In addition, we will, and each subsequent holder is required to, notify any purchaser of the Note evidenced hereby of the resale restrictions set forth above. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made to an institutional “accredited investor” prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the

Exhibit C-1

Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause 1(b), 1(c) or 1(d) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

Dated:

TRANSFEREE:		,
By:

Exhibit C-2

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of             , among [SUBSIDIARY GUARANTOR] (the “New Subsidiary, Guarantor”), a subsidiary of CONSOL Energy Inc. (or its successor) (the “Company”), CONSOL ENERGY INC., a Delaware corporation, on behalf of itself and the Subsidiary Guarantors (the “Existing Subsidiary Guarantors”) under the Indenture referred to below, and THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, as trustee under the indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS the Company, has heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of April 1, 2010, providing for the issuance of 8.25% Senior Notes Due 2020 (the “Securities”);

WHEREAS Section 4.13 of the Indenture provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all of the Company’s obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(b) For all purposes of this Supplement, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof’ and “hereby” and other words of similar import used in this Supplement refer to this Supplement as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Exhibit D-1

6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

Exhibit D-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW SUBSIDIARY GUARANTOR],

by:
Name:
Title:

CONSOL ENERGY INC., on behalf of itself and the Existing Subsidiary Guarantors,

by:
Name:
Title:

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, as Trustee,

by:
Name:
Title:

Exhibit D-3